AMENDMENT
                              DATED AUGUST 28, 2006
                                     TO THE
                               ADVISORY AGREEMENT
                                     BETWEEN
                               RYDEX SERIES FUNDS
                            AND PADCO ADVISORS, INC.,
                              DATED APRIL 30, 2004,
                                   AS AMENDED

                                 AMENDMENT DATED
                                 AUGUST 28, 2006
                                     TO THE
                               ADVISORY AGREEMENT
                        DATED APRIL 30, 2004, AS AMENDED,
                                     BETWEEN
                               RYDEX SERIES FUNDS
                                       AND
                              PADCO ADVISORS, INC.

The following amendment is applicable to Schedule A of the Advisory Agreement between Rydex Series Funds (the "Trust") and PADCO Advisors, Inc. (the "Adviser"), dated April 30, 2004, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

Schedule A of the Agreement is amended, effective August 28, 2006, to read as follows:

      The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

FUND                                                                RATE    FUND                                               RATE
----                                                                ----    ----                                               ----
Nova* ............................................................  0.75%   Banking .........................................  0.85%
Nova Master ......................................................  0.75%   Basic Materials .................................  0.85%
Inverse S&P 500 (formerly Ursa)*..................................  0.90%   Biotechnology ...................................  0.85%
Inverse S&P 500 Master (formerly Ursa Master) ....................  0.90%   Consumer Products ...............................  0.85%
OTC* .............................................................  0.75%   Electronics .....................................  0.85%
OTC Master .......................................................  0.75%   Energy ..........................................  0.85%
Inverse OTC (formerly Arktos)* ...................................  0.90%   Energy Services .................................  0.85%
Inverse OTC Master (formerly Arktos Master) ......................  0.90%   Financial Services ..............................  0.85%
Mid-Cap Advantage (formerly Medius)* .............................  0.90%   Health Care .....................................  0.85%
Mid-Cap Advantage Master (formerly Medius Master) ................  0.90%   Internet ........................................  0.85%
Russell 2000 Advantage (formerly Mekros) .........................  0.90%   Leisure .........................................  0.85%

FUND                                                                RATE    FUND                                               RATE
----                                                                ----    ----                                               ----
Government Long Bond Advantage (formerly U.S. Government Bond)....  0.50%   Precious Metals .................................  0.75%
Inverse Government Long Bond (formerly Juno)* ....................  0.90%   Real Estate .....................................  0.85%
Inverse Government Long Bond Master (formerly Juno Master) .......  0.90%   Retailing .......................................  0.85%
Europe Advantage (formerly Large-Cap Europe) .....................  0.90%   Technology ......................................  0.85%
Japan Advantage (formerly Large-Cap Japan)........................  0.90%   Telecommunications ..............................  0.85%
Large-Cap Value ..................................................  0.75%   Transportation ..................................  0.85%
Large-Cap Growth .................................................  0.75%   Utilities* ......................................  0.85%
Mid-Cap Value ....................................................  0.75%   Utilities Master.................................  0.85%
Mid-Cap Growth ...................................................  0.75%   Commodities......................................  0.75%
Inverse Mid-Cap* .................................................  0.90%   Sector Rotation .................................  0.90%
Inverse Mid-Cap Master ...........................................  0.90%   Multi-Cap Core Equity (formerly Core Equity)** ..  0.70%
Small-Cap Value ..................................................  0.75%   S&P 500..........................................  0.75%
Small-Cap Growth .................................................  0.75%   Russell 2000.....................................  0.75%
Inverse Russell 2000 (formerly Inverse Small-Cap)* ...............  0.90%   Essential Portfolio Moderate ....................  0.00%
Inverse Russell 2000 Master (formerly Inverse Small-Cap Master) ..  0.90%   Essential Portfolio Conservative.................  0.00%
Dynamic Strengthening Dollar (formerly Strengthening Dollar)......  0.90%   Essential Portfolio Aggressive ..................  0.00%
Dynamic Weakening Dollar (formerly Weakening Dollar)..............  0.90%   MANAGED FUTURES FUND ............................  0.90%
U.S. Government Money Market......................................  0.50%
All-Cap Value.....................................................  0.90%

                          ADDITIONS ARE NOTED IN BOLD.

* The fee will be reduced to 0.00% for any period during which the Fund invests through a master-feeder structure.

** The management fee with respect to the Multi-Cap Core Equity Fund (the "Fund") is comprised of a basic fee (the "Basic Fee") at the annual rate of 0.70% of the Fund's average daily net assets and a performance adjustment (the "Performance Adjustment") as discussed below.

1.    MULTI-CAP CORE EQUITY FUND MANAGEMENT FEE.

      The management fee with respect to the Multi-Cap Core Equity Fund (the "Fund") is comprised of a basic fee (the "Basic Fee") at the annual rate of 0.70% of the Fund's average daily net assets and a performance adjustment (the "Performance Adjustment") as discussed below.

      A.    CALCULATING THE PERFORMANCE ADJUSTMENT.

      The performance adjustment shall be calculated monthly by:

            (i) Determining the difference in performance (the "Performance Difference") between the Fund and the Russell 3000 Index (the "Index"), as described in paragraph C;

            (ii)  Using the Performance  Difference  calculated  under paragraph
                  B(ii)   to   determine   the   performance   adjustment   (the
                  "Performance Adjustment"), as illustrated in paragraph D; and

            (iii) Adding  the  Performance   Adjustment  to  the  Basic  Fee  to
                  determine the management fee for the applicable month.

      B.    COMPUTING THE PERFORMANCE DIFFERENCE.

      The Performance Difference is calculated monthly, and is determined by measuring the percentage difference between the performance of one H-Class Share of the Fund and the performance of the Index over the most recent 12-month period. The performance of one H-Class Share of the Fund shall be measured by computing the percentage difference, carried to five decimal places, between the net asset value as of the last business day of the period selected for comparison and the net asset value of such share as of the last business day of the prior period, adjusted for dividends or capital gain distributions treated as reinvested immediately. The performance of the Index will be established by measuring the percentage difference, carried to five decimal places, between the beginning and ending values of the Index for the comparison period, with dividends or capital gain distributions on the securities that comprise the Index being treated as reinvested immediately.

      C.    DETERMINING THE PERFORMANCE ADJUSTMENT.

      For every 0.0375% in Performance Difference, the Adviser's fee will be adjusted upwards or downwards by 0.01%. The maximum adjustment rate is 0.20% per year, resulting in a minimum possible annual fee of 0.50% and a maximum possible annual fee of 0.90%.

      D.    PERFORMANCE ADJUSTMENT EXAMPLE.

            The following example illustrates the application of the Performance
            Adjustment:

                                FUND'S           INDEX'S           FUND'S
FOR THE  ROLLING 12-MONTH     INVESTMENT       CUMULATIVE   PERFORMANCE RELATIVE
PERFORMANCE PERIOD            PERFORMANCE        CHANGE         TO THE INDEX
------------------            -----------        ------         ------------

January 1                       $50.00           100.00
December 31                     $55.25           110.20
Absolute change                 +$5.25          +$10.20
Actual change                   +10.50%         + 10.20%           +0.30%

      Based on these assumptions, the Multi-Cap Core Equity Fund calculates the Adviser's management fee rate for the month-ended December 31 as follows:

      o The portion of the annual basic fee rate of 0.70% applicable to that month is multiplied by the Fund's average daily net assets for the month. This results in the dollar amount of the basic fee.

      o The +0.30% difference between the performance of the Fund and the record of the Index is divided by 3.75, producing a rate of 0.08%.

      o The 0.08% rate (adjusted for the number of days in the month) is multiplied by the Fund's average daily net assets for the performance period. This results in the dollar amount of the performance adjustment.

      o The dollar amount of the performance adjustment is added to the dollar amount of the basic fee, producing the adjusted management fee.

      2.    PERFORMANCE PERIODS

      For the period from July 1, 2003 through May 31, 2004, the Adviser will be paid at the Base Rate, without regard to any Performance Adjustment. For the month ending June 30, 2004, the Adviser will begin applying the Performance Adjustment as described herein, based upon the performance of the Fund relative to the performance of the Index during the 12-month period from July 1, 2003 through June 30, 2004. The 12-month comparison period will roll over with each succeeding month, so that it will always equal 12 months, ending with the month for which the performance incentive adjustment is being computed.

      3.    CHANGES TO THE "INDEX" OR THE "CLASS"

      The Trustees have initially designated the Russell 3000 Index and the H-Class Shares as the index and class to be used for purposes of determining the Performance Adjustment (referred to herein as the "Index" and the "Class," respectively). From time to time, to the extent permitted by the 1940 Act, the Trustees may, by a vote of the Trustees of the Trust voting in person, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such parties, determine (i) that another securities index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Trust; and/or (ii) that a different class of shares of the Trust representing interests in the Fund other than the Class is most appropriate for use in calculating the Performance Adjustment. After ten days' written notice to the Adviser, a different index (the "Successor Index") may be substituted for the Index in prospectively calculating the Performance Adjustment, and/or a different class of shares

      (the "Successor Class") may be substituted in calculating the Performance Adjustment. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the performance period prior to the adoption of the Successor Index will still be based upon the Fund's performance compared to the Index. The use of a Successor Class of shares for purposes of calculating the Performance Adjustment shall apply to the entire performance period so long as such Successor Class was outstanding at the beginning of such period. In the event that such Successor Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance adjustment attributable to the period during which such Successor Class was outstanding and any prior portion of the Performance Period shall be calculated using the Class of shares previously designated.

      In witness  whereof,  the parties  hereto have caused this Amendment to be
      executed   in  their  names  and  on  their   behalf  and  through   their
      duly-authorized officers as of the 28th day of August, 2006.

                                             RYDEX SERIES FUNDS


                                             By:  /s/ CARL G. VERBONCOEUR
                                                  -----------------------
                                             Name:    Carl G. Verboncoeur
                                             Title:   President


                                             PADCO ADVISORS, INC.


                                             By:  /s/ CARL G. VERBONCOEUR
                                                  -----------------------
                                             Name:    Carl G. Verboncoeur
                                             Title:   Chief Executive Officer